Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Steakholder Foods Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value, as represented by American Depositary Shares	(1)	Other	4,870,412,000	$0.0007	$3,409,288.40	0.0001381	$470.83

Total Offering Amounts:							$3,409,288.40		470.83
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$470.83

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Ordinary shares are represented by American Depositary Shares, or ADSs, each of which represents 4,000 ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253915).

Consists of 4,870,412,000 ordinary shares represented by an aggregate of 1,217,603 ADSs consisting of (i) (A) up to 297,618 ADSs issuable upon the exercise of series A warrants, (B) up to 595,236 ADSs issuable upon the exercise of series B warrants and (C) up to 20,833 ADSs issuable upon the exercise of placement agent warrants, in each case issued in a warrant repricing transaction in October 2025, (ii) (A) 158,465 ADSs issued pursuant to a share purchase agreement in October 2025 and (B) up to 145,355 ADSs issuable upon the exercise of pre-funded milestone warrants issued pursuant to a share purchase agreement in October 2025 and (C) 96 ADSs issued upon the conversion of a convertible loan in June 2025. All 1,217,603 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s ADSs on the Nasdaq Capital Market on November 14, 2025, divided by 4,000 (to give effect to the 1:4,000 ratio of ADSs to ordinary shares).

The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders.